UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 6, 2011

DJSP ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	001-34149	98-0667099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 South Pine Island Road Plantation, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 727-8217
(Registrant’s Telephone Number, Including Area Code)

900 South Pine Island Road, Suite 400
Plantation, Florida
(954) 233-8400

(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 6, 2011, Default Servicing, LLC (“DS LLC”), a subsidiary of DSJP Enterprises, Inc., entered into an Amendment and Termination Agreement (the “Agreement”) with its sole customer, pursuant to which DS LLC and the customer agreed to terminate the agreement under which DS LLC provides REO property liquidation services to the customer.  Pursuant to the Agreement, DS LLC will continue to provide services to the customer on certain REO properties owned by the customer through September 30, 2011 and, in the case of certain REO properties currently on hold pursuant to the customer’s self-imposed suspension, for certain periods beyond that date.   DS LLC will continue to earn fee income on such REO properties sold pursuant to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJSP Enterprises, Inc.

(Registrant)

Date May 12, 2011	By	/s/ Stephen J. Bernstein
Stephen J. Bernstein, President and Chief Executive Officer